Exhibit 99.1

(1)         The amount reported includes 66,915,476 shares of common stock (“Common Stock”), of Berry Plastics Group, Inc. (the “Issuer”), which are held of record by Apollo V Covalence Holdings, L.P. (“Covalence V”), Apollo Investment Fund V, L.P. (“AIF V”), Covalence Co-Investment Holdings LLC (“Covalence Co-Invest”), Apollo Investment Fund VI, L.P. (“AIF VI”), AP Berry Holdings, L.P. (“AP Holdings”) and BPC Co-Investment Holdings LLC (“BPC Co-Investment LLC,” and together with Covalence V, AIF V, Covalence Co-Invest, AIF VI and AP Holdings, the “Apollo Funds”).

Apollo V Covalence Holdings, LLC (“Covalence LLC”) is the general partner of Covalence V; and Apollo Advisors V, L.P. (“Advisors V”) is the general partner of AIF V.  Apollo Overseas Partners (Germany) VI, L.P. (“Overseas Germany”) is a limited partner of AP Holdings, and AP Berry Holdings, LLC (“AP Holdings LLC”) is the general partner of AP Holdings and the fiduciary of Overseas Germany with respect to Overseas Germany’s investment in the Common Stock.  Apollo Advisors VI, L.P. (“Advisors VI”) is the general partner of AIF VI and the managing general partner of Overseas Germany.  Apollo Capital Management V, Inc. (“ACM V”) is the general partner of Advisors V, and Apollo Capital Management VI, LLC (“ACM VI”) is the general partner of Advisors VI.  Apollo Principal Holdings I, L.P. (“Principal I”) is the sole stockholder of ACM V and the sole member of ACM VI.  Apollo Principal Holdings I GP, LLC (“Principal I GP”) is the general partner of Apollo Principal.

Apollo Management V, L.P. (“Management V”) is the manager of Covalence LLC and Covalence Co-Invest, and the investment manager of AIF V, and as such has voting and investment power over the shares of Common Stock held by AIF V, Covalence V and Covalence Co-Invest.  Apollo Management VI, L.P. (“Management VI”) is the manager of AP Holdings LLC, BPC Co-Investment LLC and Overseas Germany, and the investment manager of AIF VI, and as such has voting and investment power over the shares of Common Stock held by AP Holdings, BPC Co-Investment LLC and AIF VI.  AIF V Management, LLC (“AIF V LLC”) is the general partner of Management V and AIF VI Management, LLC (“AIF VI LLC”) is the general partner of Management VI.  Apollo Management, L.P. (“Apollo Management”) is the sole member and manager of AIF V LLC and AIF VI LLC, and Apollo Management GP, LLC (“Apollo Management GP”) is the general partner of Apollo Management.  Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Apollo Management GP, and Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings.  Leon Black, Joshua Harris and Marc Rowan are the managers of Principal I GP, and the managers, as well as executive officers, of Management Holdings GP.

Each of Covalence V, AIF V, Covalence Co-Invest, AIF VI, AP Holdings and BPC Co-Investment LLC disclaims beneficial ownership of all of the shares of Common Stock held by any of the other Apollo Funds except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such security for purposes of the Securities Exchange Act of 1934, as amended, or for any other purpose.  Each of Covalence LLC, AP Holdings, LLC, Overseas Germany, Advisors V, Advisors VI, ACM V, ACM VI, Principal I, Principal I GP, Management V, Management VI, AIF V LLC, AIF VI LLC, Apollo Management, Apollo Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, disclaims beneficial ownership of all shares of Common Stock held or beneficially owned by any of the Apollo Funds, except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of the Securities Exchange Act of 1934, as amended, or for any other purpose.  The address of Covalence V, AP Holdings, AIF V, AIF VI, Covalence LLC, AP Holdings LLC, Advisors V, Advisors VI, ACM V, ACM VI, Principal I and Principal I GP is One Manhattanville Road, Suite 201, Purchase, New York 10577.  The address of Overseas Germany is c/o Intertrust Corporate Services (Cayman) Limited, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands.  The address of each of Covalence Co-Invest and BPC Co-Investment LLC is 9 West 57th Street, New York, New York 10019.  The address of Management V, Management VI, AIF V LLC, AIF VI LLC, Apollo Management, Apollo Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 West 57th Street, 43rd Floor, New York, New York 10019.